Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “WESTWOOD HOLDINGS GROUP, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE FIFTH DAY OF MAY, A.D. 2022, AT 10:49 O`CLOCK A.M.

3465986 8100X Authentication: 204331542
SR# 20223459578 Date: 09-07-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations
Delivered 10:49AM 05/05/2022 FILED 10:49 AM 05/05/2022
SR 20221795548 - FileNumber 3465986 Amended and Restated Certificate oflncorporation of
Westwood Holdings Group, Inc.

This Amended and Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of Westwood Holdings Group, Inc., which was originally incorporated in Delaware on December 12, 2001. This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law.

Section 1. The name of the Corporation is Westwood Holdings Group, Inc.

Section 2. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

Section 3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
Section 4. The Corporation shall have the authority to issue 25,000,000 shares of Common Stock with a par value of $0.01 per share. The Board of Directors of the Corporation has the authority, without further action by the stockholders, to issue 1,000,000 shares of Preferred Stock, par value $0.01 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including without limitation dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. At every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder's name on the books of the Corporation, subject to the rights of the holders of Preferred Stock. Subject to the rights of the holders of the Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefore, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation. The Common Stock shall not be redeemable.

Section 5. The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation.

Section 6. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified.

Section 7. In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be altered, amended, or repealed or new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board, subject to the stockholders' right to adopt, amend or repeal these Bylaws or adopt new Bylaws. Notwithstanding the foregoing and anything contained in the Bylaws to the contrary, the Bylaws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.

Section 8. Any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of a simple majority of the securities of the Corporation then entitled to vote at an election of directors voting together as a single class.

Section 9. Cumulative voting in the election of directors or otherwise is hereby expressly prohibited. No stockholder shall have, as a stockholder of the Corporation, any preemptive right to acquire, purchase or subscribe for the purchase of any or all additional issues of stock of the Corporation or any or all classes or series thereof, or for any securities convertible into such stock, whether now or hereafter authorized. Nothing in this Article will prohibit the Corporation from granting by contract preemptive rights or other rights to purchase stock of the Corporation.

Section 10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Section 11. A director or former director of the Corporation shall not, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty to the Corporation or its stockholders.

Section 12. To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the Corporation shall indemnify any and all of its directors, officers, employees or agents of the Corporation or former directors and officers, or any person who is or was serving at the Corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

No amendment nor repeal of this Article, nor the adoption of any provision of this
Corporation's Certificate of lncorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Section 13. Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Chairman of the Board or the Chief Executive Officer of the Corporation or a majority of the Board of Directors.

Section 14. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

The undersigned, being an authorized officer of the Corporation, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 27th day of April, 2022.

By: Isl Brian Casey
Brian Casey, President